EXHIBIT 23.4

                        CONSENT OF HUDDLESTON & CO., INC.

                 INDEPENDENT PETROLEUM AND GEOLOGICAL ENGINEERS


                                                          December 18, 1997



American International Petroleum Corporation
44 4 Madison Avenue, Suite 3203
New York, New York 10022

Huddleston & Co., Inc. consents to the use of its name and its report dated February 6, 1997, entitled "American International Petroleum Corporation, Columbia, S.A., Estimated Reserves and Revenues, as of January 1, 1997" by American International Petroleum Corporation in its Securities and Exchange Commission Registration Statement Form S-3 dated September 26, 1997. We also consent to the reference to our firm under the caption "Experts".

                                                    For and On Behalf of

                                                    HUDDLESTON & CO., INC.


                                                    ------------------------
                                                    Peter D. Huddleston, P.E.
                                                    President

PDH;klh